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                                                                   Exhibit 3.93

                           ARTICLES OF INCORPORATION
                                       OF
                            WCI CAPITAL CORPORATION


     The undersigned, for purposes of forming a corporation under the Florida General Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                ARTICLE I.  NAME

     The name of the corporation shall be WCI Capital Corporation. The principal place of business of this corporation shall be 24301 Walden Center Drive, Bonita Springs, Florida 34134.

                        ARTICLE II.  NATURE OF BUSINESS

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                          ARTICLE III.  CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is One Thousand (1,000) shares of common stock having One Cent ($0.01) par value per share.

                    ARTICLE IV.  REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of the corporation shall be 24301 Walden Center Drive, Bonita Springs, Florida 34134, and the name of the initial registered agent of the corporation is Vivien N. Hastings.

                         ARTICLE V.  TERM OF EXISTENCE

     This corporation is to exist perpetually.

                             ARTICLE VI.  DIRECTORS

     This corporation shall have two directors initially. The number of directors may be changed from time to time in accordance with the By-Laws but shall never be less than one. The names and addresses of the initial directors of the corporation are:

                 Jerry L. Starkey          24301 Walden Center Drive
                                           Bonita Springs, Florida 34134

                 James P. Dietz            24301 Walden Center Drive
                                           Bonita Springs, Florida 34134


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James D. Cullen                         24301 Walden Center Drive
                                        Bonita Springs, Florida 34134


The rights and interests of the Incorporator shall automatically terminate when these Articles are filed with the Secretary of State.

                         ARTICLE VIII. INDEMNIFICATION

     This corporation shall indemnify each officer and director to the full extent permitted by law.

     IN WITNESS WHEREOF, THE UNDERSIGNED, as Incorporator, hereby executes these Articles of Incorporation on the 9th day of May, 2001.



                                        /s/ James D. Cullen
                                        -----------------------------
                                        James D. Cullen, Incorporator


STATE OF FLORIDA
COUNTY OF LEE

     BEFORE ME, the undersigned authority, personally appeared James D. Cullen, known to me and known by me to be the person described in and who executed the foregoing and who acknowledged before me that she executed the same for the uses and purposes therein expressed. She is personally known to me.

     WITNESS my hand and official seal in the County and State last aforesaid, this 9th day of May, 2001.



[NOTARY SEAL]                           /s/ Paula Bidwell
                                        -----------------------------
                                        Notary Public
                                        Paula Bidwell
                                        Commission No. CC 971346
                                        My Commission Expires 11/18/04



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     Having been named to accept service of process for the above stated
corporation, at the place designated in this Certificate, I hereby agree to act in this capacity and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.


                                        /s/ Vivien N. Hastings
                                        --------------------------------
                                        Vivien N. Hastings


                                        Date: May 9th, 2001




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                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                            WCI CAPITAL CORPORATION

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of incorporation;

FIRST: ARTICLE VI. DIRECTORS and ARTICLE VII. SOLE INCORPORATOR are deleted in their entirety and the following substituted in their place:

     "ARTICLE VI. DIRECTORS. This corporation shall have two directors initially. The number of directors may be changed from time to time in accordance with the By-Laws but shall never be less than one. The names and addresses of the initial directors of the corporation are:

                    Jerry L. Starkey              24301 Walden Center Drive
                                                  Bonita Springs, Florida 34134

                    James P. Dietz                24301 Walden Center Drive
                                                  Bonita Springs, Florida 34134

     ARTICLE VII. SOLE INCORPORATOR

     The name and street address of the sole incorporator is:

                         James D. Cullen
                         24301 Walden Center Drive
                         Bonita Springs, Florida 34134

     The rights and interests of the Incorporator shall automatically terminate when these Articles are filed with the Secretary of State."

SECOND:  The date of the adoption of this amendment shall be May 31, 2001.

THIRD: The amendment was adopted by the sole incorporator without shareholder action and shareholder action was not required.

Signed this 1st day of June, 2001


                                             /s/  James D. Cullen
                                             -------------------------------
                                             James D. Cullen
                                             Sole Incorporator